EXHIBIT I
TEEKAY LNG PARTNERS L.P. Bayside House, Bayside Executive Park, West Bay Street & Blake Road P.O. Box AP-59212, Nassau, Bahamas

NEWS RELEASE
TEEKAY LNG PARTNERS L.P. REVISES START TIME OF SECOND QUARTER 2007 EARNINGS CONFERENCE CALL

Nassau, The Bahamas, July 30, 2007 – Teekay LNG Partners L.P. (NYSE: TGP) plans to release its financial results for the second quarter of 2007 after market close on Wednesday, August 1, 2007.

The Partnership plans to host a conference call on Friday, August 3, at 10:00 a.m. (ET) to discuss the results for the quarter.  All unitholders and interested parties are invited to listen to the live conference call by choosing any of the following options:

•	By dialing (866) 215-0058 or (416) 915-9616 if outside North America;
•	By accessing the webcast, which will be available on Teekay LNG Partners web site at www.teekaylng.com. (The archive will remain on the web site for a period of 30 days)
•	A recording of the conference call will also be available until Friday, August 10, 2007 by dialing (866) 245-6755 or (416) 915-1035 and entering access code 776431.

About Teekay LNG Partners L.P.

Teekay LNG Partners L.P. is a publicly-traded master limited partnership formed by Teekay Corporation (NYSE: TK) as part of its strategy to expand its operations in the liquefied natural gas (LNG)  and liquefied petroleum gas (LPG) shipping sectors.  Teekay LNG Partners L.P. provides LNG, LPG and crude oil marine transportation services under long-term, fixed-rate time charter contracts with major energy and utility companies through its fleet of thirteen LNG carriers, four LPG carriers and eight Suezmax class crude oil tankers. Six of the thirteen LNG carriers and three of the LPG carriers are newbuildings scheduled for delivery between mid-2008 and mid-2009.

Teekay LNG Partners’ common units trade on the New York Stock Exchange under the symbol “TGP”.

For Investor Relations enquiries contact:
Dave Drummond
Tel: +1 (604) 609-6442
For Media enquiries contact:
Kim Barbero
Tel: +1 (604) 609-4703

Web site:  www.teekaylng.com

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